Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

AMENDMENT AGREEMENT dated this 31st day of December, 2012 between Titan Pharmaceuticals, Inc. (the “Company”) and Marc Rubin (“Executive”).

WHEREAS, the Company and Executive are parties to an employment agreement dated May 16, 2009 (as amended by agreements dated February 17, 2010, June 15, 2010, December 27, 2010 and December 30, 2011, the “Agreement”); and

WHEREAS, the compensation provision of the Agreement will expire by its terms on December 31, 2012 and the Company and Executive wish to amend and extend the Agreement to provide for uninterrupted service by the Executive

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows. Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

1. Effective Date. The effective date of this Amendment Agreement is January 1, 2013.

2. Trigger Date. The term Trigger Date as used in the Agreement shall be changed to December 31, 2013.

3. Miscellaneous. Except as expressly amended by this Amendment Agreement, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the day and year first above written.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Sunil Bhonsle
Name: Sunil Bhonsle
Title: President

EXECUTIVE

/s/ Marc Rubin
Name: Marc Rubin, M.D.